Exhibit 99.1

OXiGENE Reports First-Quarter 2005 Operational and Financial Results

WALTHAM, Mass.—(BUSINESS WIRE)—April 27, 2005—OXiGENE, Inc. (NASDAQ: OXGN) (XSSE: OXGN):

     Recent Accomplishments:

•	Announced positive data supporting clinical programs of CA4P and OXi4503 at the recent AACR meeting

•	Observed anti-tumor activity in two preclinical studies of CA4P — One in combination with Avastin, the other in a Retinoblastoma model

•	Received additional regulatory clearance in Canada and Taiwan for a Phase II trial of CA4P in Myopic Macular Degeneration

•	Raised gross proceeds of $15 million in stock offering; current cash and equivalents total over $42 million

OXiGENE, Inc. (NASDAQ: OXGN, XSSE: OXGN), an emerging pharmaceutical company developing novel small-molecule therapeutics to treat cancer and eye diseases, today reported operational and financial results for the first quarter ended March 31, 2005.

“OXiGENE’s clinical and financial accomplishments in the first quarter represent substantial progress toward the achievement of the important goals we have set for the Company in 2005,” said Frederick Driscoll President & CEO of OXiGENE. “We are fully engaged on three strategic development fronts, CA4P in oncology, CA4P in ophthalmology, and OXi4503, our second clinical candidate in Phase I trials in oncology. OXiGENE’s complete focus is on advancing these promising agents through late-stage trials.”

Financial Results

In the first quarter of 2005, OXiGENE’s net loss was approximately $2.0 million, or $0.12 per share, compared to a net loss of approximately $2.1 million, or $0.13 per share, in the first quarter of 2004.

At March 31, 2005, OXiGENE had cash, cash equivalents and marketable securities of approximately $42.3 million compared with approximately $30.5 million at December 31, 2004.

“The successful completion of our $15 million stock offering in the first quarter further strengthens OXiGENE’s financial condition and should enable us to execute on our critical corporate objectives over the next two years,” said James Murphy Chief Financial Officer of OXiGENE.

About OXiGENE, Inc.

OXiGENE is an emerging pharmaceutical company developing novel small-molecule therapeutics to treat cancer and eye diseases. The Company’s major focus is the clinical advancement of drug candidates that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property position and therapeutic development expertise to bring life saving and enhancing medicines to patients.

Safe Harbor Statement

Certain statements in this news release concerning OXiGENE’s business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: advancement of CA4P and OXi4503 into late-stage clinical trials; and availability of resources to execute on critical corporate objectives over the next two years. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; the ability to secure necessary patents; uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s 10-Q, 8-K and 10-K reports. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

OXiGENE, Inc.
Condensed Balance Sheets
(All amounts in 000’s)

	March 31,	December 31,
	2005	2004
Assets

Cash, marketable securities and restricted cash	$42,300	$30,502
Licensing agreement	947	971
Furniture, fixtures and equipment, net	64	67
Other assets	348	217

Total assets	$43,659	$31,757

Liabilities and stockholders’ equity

Accounts payable	$407	$494
Accrued expenses	2,377	2,128
Total stockholders’ equity	40,875	29,135

Total liabilities and stockholders’ equity	$43,659	$31,757

OXiGENE, Inc.
Statements of Operations
(All amounts in 000’s except per share amounts)

	Three months ended
	March 31,
	2005	2004
		(Unaudited)
License revenue	$—	$7

Costs and expenses:

Research and development	1,217	953
General and administrative	997	1,259

Total costs and expenses:	2,214	2,212

Operating loss	(2,214)	(2,205)
Investment income	181	143
Other income, net	5	—

Net loss	$(2,028)	$(2,062)

Basic and diluted net loss per common share	$(0.12)	$(0.13)
Weighted average number of common shares outstanding	17,604	16,236

CONTACT: OXiGENE Inc.
James Murphy
Vice President and CFO
(781) 547-5900
jmurphy@oxigene.com
or
MacDougall BioCommunications
Chris Erdman
Vice President
(508) 647-0209
chris@macbiocom.com